                            SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No. )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]    Preliminary Proxy Statement          [ ]  Confidential, for Use of the
[X]    Definitive Proxy Statement                Commission Only (as permitted
[ ]    Definitive Additional Materials           by Rule 14a-6(e)(2))
[ ]    Soliciting Material pursuant to Rule 14a-11(c) or Rule 14a-12

                       ACTION PERFORMANCE COMPANIES, INC.
                (Name of Registrant as Specified In Its Charter)

                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X]      No fee required.
[ ]      Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.

         1) Title of each class of securities to which transaction applies:

         2)       Aggregate number of securities to which transaction applies:

         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

         4)       Proposed maximum aggregate value of transaction:

         5)       Total fee paid:


[ ]      Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1)       Amount Previously Paid:

         2)       Form, Schedule or Registration Statement No.:

         3)       Filing Party:

         4)       Date Filed:

                       ACTION PERFORMANCE COMPANIES, INC.

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                   MAY 7, 2001

         The Annual Meeting of Shareholders of Action Performance Companies, Inc., an Arizona corporation, will be held at 9:00 a.m., on Monday, May 7, 2001, at The Fiesta Inn, 2100 S. Priest Drive, Tempe, Arizona for the following purposes:

         1. To elect directors to serve until the next annual meeting of shareholders and until their successors are elected and qualified.

         2. To ratify the appointment of Arthur Andersen LLP as our independent auditors for the fiscal year ending September 30, 2001.

         3. To transact such other business as may properly come before the meeting or any adjournment of the meeting.

         These items of business are more fully described in the proxy statement accompanying this notice.

         Only shareholders of record at the close of business on March 23, 2001 are entitled to notice of and to vote at the meeting.

         All shareholders are cordially invited to attend the meeting in person. To assure your representation at the meeting, however, we urge to mark, sign, date, and return the enclosed proxy as promptly as possible in the postage-prepaid envelope enclosed for that purpose. If you attend the meeting, you may vote in person even if you previously have returned a proxy.


                                                Sincerely,

                                            /s/ R. David Martin

Phoenix, Arizona                                R. David Martin
April 5, 2001                                   Secretary

                       ACTION PERFORMANCE COMPANIES, INC.
                             4707 EAST BASELINE ROAD
                             PHOENIX, ARIZONA 85040


                                 PROXY STATEMENT


                            VOTING AND OTHER MATTERS

GENERAL

         The enclosed proxy is solicited on behalf of Action Performance Companies, Inc., an Arizona corporation, by our Board of Directors for use at our Annual Meeting of Shareholders to be held at 9:00 a.m. on Monday, May 7, 2001, or at any adjournment of the meeting, for the purposes set forth in this proxy statement and in the accompanying notice of Annual Meeting of Shareholders. The meeting will be held at The Fiesta Inn, 2100 S. Priest Drive, Tempe, Arizona 85282.

         These proxy solicitation materials are being first mailed on or about April 5, 2001, to all shareholders entitled to vote at the meeting.

VOTING SECURITIES AND VOTING RIGHTS

         Shareholders of record at the close of business on March 23, 2001 are entitled to notice of and to vote at the meeting. On the record date, there were outstanding 16,002,029 shares of our common stock. Each holder of common stock voting at the meeting, either in person or by proxy, may cast one vote per share of common stock held on all matters to be voted on at the meeting.

         The presence, in person or by proxy, of the holders of a majority of the total number of shares entitled to vote constitutes a quorum for the transaction of business at the meeting. Assuming that a quorum is present, (a) the affirmative vote of a plurality of the shares of our common stock present in person or represented by proxy at the meeting and entitled to vote is required for the election of directors; and (b) the affirmative vote of a majority of the shares of our common stock present in person or represented by proxy at the meeting and entitled to vote is required for the ratification of the appointment of Arthur Andersen LLP as our independent auditors for the fiscal year ending September 30, 2001.

         Arizona law requires cumulative voting in elections for directors, which means that each shareholder may cast that number of votes that is equal to the number of shares held of record, multiplied by the number of directors to be elected. Each shareholder may cast the whole number of votes for one candidate or distribute such votes among two or more candidates. The enclosed proxy does not seek discretionary authority to cumulate votes in the election of directors.

         Votes cast by proxy or in person at the meeting will be tabulated by the election inspectors appointed for the meeting and will determine whether a quorum is present. The election inspectors will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum, but as unvoted for purposes of determining the approval of any matter submitted to the shareholders for a vote. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter.

VOTING OF PROXIES

         When a proxy is properly executed and returned, the shares it represents will be voted at the meeting as directed. If no specification is indicated, the shares will be voted (1) "for" the election of nominees set forth in this proxy statement and (2) "for" the ratification of the appointment of Arthur Andersen LLP as our independent auditors for the fiscal year ending September 30, 2001.

REVOCABILITY OF PROXIES

         Any person giving a proxy may revoke the proxy at any time before its use by

         -        delivering to us written notice of revocation,

         - delivering to us a duly executed proxy bearing a later date, or

         -        attending the meeting and voting in person.

SOLICITATION

         We will pay for this solicitation. In addition, we may reimburse brokerage firms and other persons representing beneficial owners of shares for expenses incurred in forwarding solicitation materials to such beneficial owners. Some of our directors or officers may solicit proxies, personally or by telephone or e-mail, without additional compensation.

ANNUAL REPORT AND OTHER MATTERS

         Our 2000 Annual Report to Shareholders, which was mailed to shareholders with or preceding this proxy statement, contains financial and other information about our company, but is not incorporated into this proxy statement and is not to be considered a part of these proxy soliciting materials or subject to Regulations 14A or 14C or to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended. The information contained in the "Compensation Committee Report on Executive Compensation," "Report of the Audit Committee of the Board of Directors," and "Performance Graph" below shall not be deemed "filed" with the Securities and Exchange Commission or subject to Regulations 14A or 14C or to the liabilities of Section 18 of the Exchange Act.

         WE WILL PROVIDE UPON WRITTEN REQUEST, WITHOUT CHARGE TO EACH SHAREHOLDER OF RECORD AS OF THE RECORD DATE, A COPY OF OUR ANNUAL REPORT ON FORM 10-K AS AMENDED BY FORM 10-K/A FOR THE FISCAL YEAR ENDED SEPTEMBER 30, 2000 AS FILED WITH THE SEC. ANY EXHIBITS LISTED IN THE FORM 10-K REPORT ALSO WILL BE FURNISHED UPON REQUEST AT THE ACTUAL EXPENSE INCURRED BY US IN FURNISHING SUCH EXHIBITS. ANY SUCH REQUESTS SHOULD BE DIRECTED TO OUR COMPANY'S SECRETARY AT OUR EXECUTIVE OFFICES SET FORTH IN THIS PROXY STATEMENT.

                              ELECTION OF DIRECTORS

NOMINEES

         Our bylaws provide that the number of directors shall be fixed from time to time by resolution of our board of directors. All directors are elected at each annual meeting of our shareholders. Directors hold office until the next annual meeting of shareholders or until their successors have been elected and qualified.

         A board of eight directors is to be elected at the meeting. Unless otherwise instructed, the proxy holders will vote the proxies received by them for each of the nominees named below. All of the nominees currently are directors of our company. In the event that any such nominee is unable or declines to serve as a director at the time of the meeting, the proxies will be voted for any nominee designated by the current board of directors to fill the vacancy. We do not expect that any nominee will be unable or will decline to serve as a director.

         The following table sets forth certain information regarding the nominees for directors.

              NAME                              AGE                       POSITION HELD
              ----                              ---                       -------------
              Fred W. Wagenhals..............   59        Chairman of the Board, President, and Chief
                                                            Executive Officer
              R. David Martin................   54        Chief Financial Officer and Director
              Melodee L. Volosin.............   36        Executive Vice President - Sales and Director
              John S. Bickford, Sr...........   55        Executive Vice President - Strategic Alliances and
                                                            Director
              Jack M. Lloyd..................   51        Director
              Edward J. Bauman...............   76        Director
              Herbert M. Baum................   64        Director
              Lowell L. Robertson............   69        Director

         Fred W. Wagenhals has served as our Chairman of the Board, President, and Chief Executive Officer since November 1993 and served as Chairman of the Board and Chief Executive Officer from May 1992 until September 1993 and as President from July 1993 until September 1993.

         R. David Martin has served as our Chief Financial Officer since August 2000, as Secretary since March 2001, and as a director since December 2000. Mr. Martin joined Deloitte & Touche in June 1968 and served as a partner of that firm from August 1978 until May 2000. Mr. Martin is a Certified Public Accountant.

         Melodee L. Volosin has served as our Executive Vice President - Sales since December 1999 and as a director since January 1997. Ms. Volosin served as our Vice President - Wholesale Division from September 1997 until December 1999. Ms. Volosin served as the Director of our Wholesale Division from May 1992 to September 1997. Ms. Volosin's duties include managing all of our wholesale distribution of die-cast collectibles and other products, including advertising programs and budgeting.

         John S. Bickford, Sr. has served as our Executive Vice President - Strategic Alliances since July 1997 and as a director of our company since January 1997. Mr. Bickford served as a consultant to our company from January 1997 to June 1997. Since 1976, Mr. Bickford has served as President of MPD Racing Products, Inc., which manufactures race car parts for distribution through speed shops and high-performance engine shops. Mr. Bickford served as President of Bickford Motorsports, Inc., which provided consulting and special project coordination services to race car drivers, car owners, and other businesses, from 1990 until 1997. Mr. Bickford also published Racing for Kids magazine during 1996 and 1997. Mr. Bickford served as General Manager of Jeff Gordon, Inc. from 1990 to 1995. Mr. Bickford currently serves as a director of Equipoise Balancing, Inc., a privately held company.

         Jack M. Lloyd has served as a director of our company since July 1995. Mr. Lloyd is an investor. Mr. Lloyd served as the President and Chief Executive Officer of Phoenix Restaurant Group, Inc. (formerly DenAmerica Corp.), a publicly held corporation that owns and franchises Black-eyed Pea restaurants and is the largest franchisee of Denny's restaurants in the United States, from March 1996 until September 2000, and as Chairman of the Board of Phoenix Restaurant Group, Inc. from July 1996 until September 2000. Mr. Lloyd served as the Chairman of the Board and Chief Executive Officer of Denwest Restaurant Corp., the second largest franchisee of Denny's restaurants in the United States, from 1987 until its merger with Phoenix Restaurant Group, Inc. in March 1996. Mr. Lloyd also served as President of Denwest from 1987 until November 1994. Mr. Lloyd currently serves as a director of Star Buffet, Inc., a publicly held company.

         Edward J. Bauman has served as a director of our company since February 1998. Mr. Bauman has served as Chairman of the Board of Anderson Bauman Tourtellot Vos & Co., a turnaround management consulting firm, since September 1989. Mr. Bauman is the former owner and director of Richmond International Raceway. Mr. Bauman also served as Chairman of Draper Corporation, a textile machinery company, from 1987 until 1995 and as the Senior Advisor of Mergers & Acquisitions for Bankers Trust, New York from 1987 until 1992. Mr. Bauman served in various capacities with Blue Bell, Inc., the manufacturer of Wranglers, Jantzen, and other apparel from 1950 until 1987, most recently as Chairman, President, and Chief Executive Officer. Mr. Bauman also serves as a director of Elk River Development Corp. and First Union Corporation, both of which are publicly traded companies, and Jay Garment Company, Precision Fabrics Group, Inc., and American Emergency Vehicles, all of which are privately held companies.

         Herbert M. Baum has served as a director of our company since March 2001 and previously served as a director of our company from February 2000 until September 2000. Mr. Baum has served as Chairman, President, and Chief Executive Officer of The Dial Corporation, a consumer goods company marketing a diversified line of consumer products under various major brand names, since August 2000. Mr. Baum served as President and Chief Operating Officer of Hasbro Inc., a multi-billion dollar designer and manufacturer of toys, games, and interactive software, from January 1999 until August 2000. From 1993 to 1999, Mr. Baum was Chairman and Chief Executive Officer of Quaker State Corporation. Mr. Baum spent the preceding 15 years at Campbell Soup Company in upper-management positions. Before joining Campbell Soup, Mr. Baum worked at Needham Harper & Steers advertising company. Mr. Baum serves on the board of other public companies and has served as board chairman of various organizations. He has received numerous awards and recognition from the American Marketing Association and was elected to the Sales and Marketing Executives International Hall of Fame in 1998.

         Lowell L. Robertson has served as a director of our company since March 2001. Mr. Robertson is a retired senior partner with Deloitte & Touche and a Certified Public Accountant with over 37 years of accounting and audit experience. Mr. Robertson was Senior Vice President and Controller for The Dial Corporation from 1996 through 1997, having managed Dial's spinoff from its parent company during the second quarter of 1996. While at Deloitte & Touche, Mr. Robertson was the senior audit partner for clients listed on the New York Stock Exchange. He was also the managing partner for several Deloitte & Touche offices.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

         Our board of directors held three meetings during the fiscal year ended September 30, 2000. Each of our directors attended at least 75% of the aggregate of (i) the total number of meetings of our board of directors held during fiscal 2000, and (ii) the total number of meetings held by all committees of our board of directors on which such person served during fiscal 2000.

         Our bylaws authorize our board of directors to appoint among its members one or more committees consisting of one or more directors. The Audit Committee, which currently consists of Messrs. Lloyd and Bauman, non-employee directors of our company, reviews the annual financial statements, any significant accounting issues, and the scope of the audit with our independent auditors and discusses with the auditors any other audit-related matters that may arise during the year. The Compensation Committee, which consists of Messrs. Lloyd and Baum, reviews and acts on matters relating to compensation levels and benefit plans for key executives of our company. Mr. Robertson will become a member of the Audit Committee and Compensation Committee during fiscal 2001. The Senior Committee, which consists of Messrs. Lloyd, Robertson, and Baum, administers the discretionary program of our 1993 and 2000 Stock Option Plans with respect to grants of stock options and awards to officers of our company, directors who are employees of our company, and persons who own more than 10% of our issued and outstanding common stock. Messrs. Lloyd, Robertson, and Baum also serve on the committee that administers our 1999 Employee Stock Purchase Plan. Mr. Wagenhals administers our 1993 Stock Option Plan, our 1998 Stock Option Plan, and our 2000 Stock Option Plan with respect to employees who are not directors or officers of our company.

DIRECTOR COMPENSATION AND OTHER INFORMATION

         Employees of our company do not receive compensation for serving as members of our board of directors. Non-employee directors receive $2,500 for each meeting attended in person. All directors are reimbursed for their expenses in attending meetings of our board of directors. Directors who are not employees of our company are eligible to receive automatic grants of stock options pursuant to the 2000 Stock Option Plan. Non-employee directors also are eligible to receive other grants of stock options or awards pursuant to the discretionary program of the 2000 Stock Option Plan. See "Executive Compensation - 2000 Stock Option Plan."

                             EXECUTIVE COMPENSATION

SUMMARY OF CASH AND OTHER COMPENSATION

         The following table sets forth certain information concerning the compensation for the fiscal years ended September 30, 1998, 1999, and 2000 earned by our Chief Executive Officer and by our other executive officers whose cash salary and bonus exceeded $100,000 during fiscal 2000. The table also sets forth certain information concerning the compensation for the fiscal years ended 1998, 1999, and 2000 earned by two of our former executive officers whose cash salary and bonus exceeded $100,000 during fiscal 2000.

                           SUMMARY COMPENSATION TABLE

                                                                                       LONG TERM
                                                                                      COMPENSATION
                                                                                         AWARDS
                                                                                       SECURITIES        ALL OTHER
                                                                                       UNDERLYING       COMPENSATION
NAME AND PRINCIPAL POSITION(1)               YEAR      SALARY($)(2)    BONUS($)       OPTIONS(#)(3)         ($)(4)
------------------------------               ----      ------------    --------     ----------------   -----------
Fred W. Wagenhals.......................     2000      $  600,000     $       --         50,000           $    200
     Chairman of the Board, President,       1999         591,731        250,000         50,000              3,200
     and Chief Executive Officer             1998         459,616        100,000         60,000(5)           3,200

Melodee L. Volosin......................     2000      $  165,000     $   30,000         40,000           $  3,800
     Executive Vice President - Sales and    1999         128,173         30,000         20,000              2,748
     Director                                1998         100,000         15,000         10,000                 --

John S. Bickford, Sr....................     2000      $  194,125     $   10,000         25,000           $  1,407
     Executive Vice President                1999         172,835         35,000         20,000              1,346
                                             1998         150,000         11,000         10,000

Tod J. Wagenhals(6).....................     2000      $  195,250     $  100,000         35,000           $  1,100
     Executive Vice President, Secretary,    1999         182,873         70,000             --              2,875
     and Director                            1998         160,962         40,000         40,000(7)           3,200

Christopher S. Besing(6)................     2000      $  146,395     $       --             --           $     --
     Vice President, Chief Financial         1999         220,373         60,000         20,000              3,988
     Officer, Treasurer, and Director        1998         160,962         40,000         40,000(7)           3,200

----------

(1) We consider Messrs. Wagenhals, Martin, and Bickford and Ms. Volosin to be our executive officers. Mr. Martin began his employment with us during August 2000, and his cash compensation during fiscal 2000 did not exceed $100,000.

(2) Messrs. Wagenhals, Wagenhals, and Besing and Ms. Volosin also received certain perquisites, the value of which did not exceed 10% of their salary and bonus during fiscal 2000.

(3) The exercise price of all stock options granted were equal to the fair market value of our common stock on the date of grant.

(4)      Amounts shown represent matching contributions we made to our 401(k)
         Plan.

(5)      Includes 30,000 options that were cancelled and reissued in June 1998.

(6) Mr. Besing resigned as an officer and director effective as of December 6, 1999. Mr. Tod Wagenhals resigned as an officer and director effective as of August 1, 2000.

(7)      Includes 20,000 options that were cancelled and reissued in June 1998.

OPTION GRANTS

         The following table provides information on stock options granted to the officers listed during the fiscal year ended September 30, 2000.

                        OPTION GRANTS IN LAST FISCAL YEAR


                                                      INDIVIDUAL GRANTS
                              --------------------------------------------------------------
                                                                                                   POTENTIAL REALIZABLE
                                NUMBER OF         % OF TOTAL                                         VALUE AT ASSUMED
                                SECURITIES         OPTIONS                                         ANNUAL RATES OF STOCK
                                UNDERLYING        GRANTED TO       EXERCISE                       PRICE APPRECIATION FOR
                                 OPTIONS         EMPLOYEES IN        PRICE        EXPIRATION          OPTION TERM (1)
           NAME                GRANTED (#)       FISCAL YEAR        ($/SH)           DATE            5%            10%
           ----                -----------       -----------        ------           ----            --            ---
Fred W. Wagenhals.......        20,000(2)            4.2%            $ 9.56         1/27/06       $  65,000     $  147,600
                                22,268(3)            4.7%            $ 9.38         5/09/10       $ 131,381     $  331,125
                                 7,732(4)            1.6%            $10.31         5/09/10       $  50,258     $  127,037

Melodee L. Volosin......        10,000(2)            2.1%            $ 9.56         1/27/06       $  32,500     $   73,800
                                30,000(2)            6.4%            $ 9.38         5/09/10       $ 177,000     $  448,500

John S. Bickford, Sr....         5,000(2)            1.1%            $ 9.56         1/27/06       $  16,250     $   36,900
                                20,000(2)            4.2%            $ 9.38         5/09/10       $ 118,000     $  299,000

Tod J. Wagenhals(5).....         5,000(2)(5)         1.1%            $ 9.56         1/27/06       $  16,250     $   36,900
                                30,000(6)(5)         6.4%            $ 9.38         5/09/10       $ 177,000     $  448,500

Christopher S. Besing(7)            --                --              --              --             --            --

----------

(1) Potential gains are net of the exercise price, but before taxes associated with the exercise. Amounts represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. The assumed 5% and 10% rates of stock price appreciation are provided in accordance with the rules of the Securities and Exchange Commission and do not represent our estimate or projection of the future price of our common stock. Actual gains, if any, on stock option exercises will depend upon the future market prices of our common stock.

(2) One-third of the options vest and become exercisable on each of the first, second, and third anniversaries of the date of grant.

(3) Options to purchase 10,000 shares vest and become exercisable on the first anniversary of the date of grant and options to purchase 6,134 shares vest and become exercisable on each of the second and third anniversaries of the date of grant.

(4) Options to purchase 3,866 shares vest and become exercisable on each of the second and third anniversaries of the date of grant.

(5) Mr. Tod Wagenhals resigned as an officer and director of our company effective August 1, 2000. Pursuant to our separation agreement with Mr. Tod Wagenhals, these options became immediately vested and exercisable and will expire August 1, 2003. See "Executive Compensation - Employment and Separation Agreements."

(6)      All of the options vested and became exercisable on the date of grant.

(7) Mr. Besing resigned as an officer and director of our company effective December 6, 1999.

YEAR-END OPTION VALUES AND HOLDINGS

         The following table provides information on options held by the officers listed and the values of those options as of September 30, 2000. None of these officers exercised options during fiscal 2000.

               OPTION VALUES AND HOLDINGS AS OF SEPTEMBER 30, 2000

                                       NUMBER OF SECURITIES UNDERLYING
                                        UNEXERCISED OPTIONS AT FISCAL           VALUE OF UNEXERCISED IN-THE MONEY
                                                   YEAR-END                     OPTIONS AT FISCAL YEAR-END ($)(1)
NAME                                   EXERCISABLE       UNEXERCISABLE          EXERCISABLE          UNEXERCISABLE
----                                   -----------       -------------          -----------          -------------
Fred W. Wagenhals.............            142,666             93,334             $ 37,600                 --
Melodee L. Volosin............             23,725            120,001                   --                 --
John S. Bickford, Sr..........             34,999             40,001                   --                 --
Tod J. Wagenhals(2)...........            144,700                 --             $  4,418                 --
Christopher S. Besing(3)......                 --                 --                   --                 --

----------

(1) Calculated based upon the closing price of our common stock as reported on the Nasdaq National Market on September 30, 2000 of $3.44 per share. The exercise prices of certain of the options held by our executive officers on September 30, 2000 were greater than $3.44 per share.

(2) Mr. Tod Wagenhals resigned as an officer and director effective as of August 1, 2000. In connection with his resignation, all options held by Mr. Wagenhals immediately became exercisable. See "Executive Compensation - Employment and Separation Agreements."

(3) Mr. Besing resigned as an officer and director effective December 6, 1999. All options held by Mr. Besing subsequent to his resignation were cancelled.

RECENT GRANTS OF STOCK OPTIONS

         On March 2, 2001, our Board of Directors granted options to purchase 200,000, 100,000, 18,000, 24,000, 10,000, and 10,000 shares of common stock at an exercise price of $5.43 per share to Messrs. Fred Wagenhals, Martin, Bauman, Lloyd, Baum and Robertson, respectively.

EMPLOYMENT AND SEPARATION AGREEMENTS

         We have no written employment contracts with any of our executive officers or directors. We offer our employees, including officers, medical and life insurance benefits. Our executive officers and other key personnel are eligible to receive profit sharing distributions and discretionary bonuses and to receive stock options under our stock option plans.

         During August 2000, Mr. Tod Wagenhals resigned as our Executive Vice President and as a director. Upon his resignation, we entered into a Separation Agreement with Mr. Wagenhals pursuant to which he received (i) severance pay and accrued vacation of $368,000; (ii) certain group health insurance benefits through August 2001; and (iii) up to $40,000 of moving and travel expenses. In conjunction with that agreement, the options to purchase 144,700 shares of common stock held by Mr. Wagenhals vested immediately and became exercisable; however, all options will expire upon the earlier of (a) their expiration date, or (b) August 1, 2003. The agreement also provides that Mr. Wagenhals will not, in any manner whatsoever, engage in the same or similar business as our company in any geographical service area where we are engaged in business through August 2001. During his employment, Mr. Wagenhals lived in a home owned by our company. We will pay the maintenance, insurance, and taxes on the home through June 2001.

         During December 1999, Mr. Besing resigned as our Vice President and as Chief Executive Officer of one of our subsidiaries. Upon his resignation, we entered into a Separation Agreement with Mr. Besing pursuant to which he received approximately $84,500 in salary and accrued vacation.

         During December 2000, David Husband resigned as our Chief Operating Officer. Upon his resignation, we entered into a Settlement Agreement with Mr. Husband pursuant to which Mr. Husband received a payment of $180,000 and certain medical and dental benefits through July 2001.

401(k) PROFIT SHARING PLAN

         In October 1994, we established a defined contribution plan that qualifies as a cash or deferred profit sharing plan under Sections 401(a) and 401(k) of the Internal Revenue Code of 1986, as amended. Under the 401(k) plan, participating employees may defer from 1% to 15% of their pre-tax compensation, subject to the maximum allowed under the Internal Revenue Code. We will contribute $.50 for each dollar contributed by the employee, up to a maximum contribution of 2% of the employee's defined compensation. In addition, the 401(k) plan provides that we may make an employer profit sharing contribution in such amounts as may be determined by our board of directors.

1993 STOCK OPTION PLAN

         Our 1993 Stock Option Plan, as amended, provides for the granting of options to acquire common stock as well as stock-based awards, as described below. A total of 2,750,000 shares of common stock may be issued under the 1993 Plan. As of March 23, 2001, we have issued an aggregate of 2,062,338 shares of common stock upon exercise of options granted pursuant to the plan; there were outstanding options to acquire 686,443 shares of common stock; and an additional 1,219 shares remained available for grant. The plan will remain in effect until September 24, 2001.

         Options and awards may be granted only to persons who at the time of grant are either (a) key personnel, including officers and directors of our company or our subsidiaries, or (b) consultants and independent contractors who provide valuable services to our company or to our subsidiaries. Options that are incentive stock options may only be granted to employees of our company or our subsidiaries. To the extent that granted options are incentive stock options, the terms and conditions of those options must be consistent with the qualification requirements set forth in the Internal Revenue Code. No employee of our company may receive grants of options or awards representing more than 50% of the shares of common stock issuable under the plan.

         The exercise prices, expiration dates, maximum number of shares purchasable, and the other provisions of the options will be established at the time of grant. The exercise prices of options that are not incentive stock options may not be less than 85% of the fair market value of the common stock at the time of the grant, and the exercise prices of incentive stock options may not be less than 100% (110% if the option is granted to a shareholder who at the time the option is granted owns stock possessing more than 10% of the total combined voting power of all classes of stock of our company) of the fair market value of the common stock at the time of the grant. Options may be granted for terms of up to ten years and become exercisable in whole or in one or more installments at such time as may be determined upon a grant of the options. To exercise an option, the optionholder will be required to deliver to us full payment of the exercise price of the shares as to which the option is being exercised.

         We also may grant awards to eligible persons under the plan. Stock appreciation rights, or SARs, entitle the recipient to receive a payment equal to the appreciation in market value of a stated number of shares of common stock from the price stated in the award agreement to the market value of the common stock on the date the SAR is first exercised or surrendered. Stock awards enable us to make direct grants of common stock to recipients. Cash awards entitle the recipient to receive direct payments of cash depending on the market value or the appreciation of our common stock or other securities of our company.

1998 NON-QUALIFIED STOCK OPTION PLAN

         Under our 1998 Non-Qualified Stock Option Plan, our board of directors from time to time may grant to key employees of our company, other than directors or executive officers, non-statutory options to purchase shares of our common stock. The exercise price, term, vesting conditions, and other terms for all options granted under the plan will be determined at the time of grant by our board of directors or a board committee appointed to administer the plan. A total of 500,000 shares of common stock may be issued pursuant to the plan. As of March 23, 2001, we have issued an aggregate of 37,833 shares of common stock upon exercise of options granted pursuant to the plan;

there were outstanding options to acquire 251,832 shares of common stock; and an additional 210,335 shares remained available for grant. The plan expires in 2008.

2000 STOCK OPTION PLAN

         During 2000, our board of directors adopted and our shareholders approved our 2000 Stock Option Plan. The plan is intended to attract, retain, and motivate directors, employees, and independent contractors who provide valuable services to our company by providing them with the opportunity to acquire a proprietary interest in our company and to link their interests and efforts to the long-term interests of our shareholders.

         The plan authorizes the issuance of a number of shares equal to 7% of our outstanding shares of common stock, up to a maximum of 2,000,000 shares. If the number of shares of common stock increases in the future, the number of shares authorized for issuance under the plan will automatically increase by 7% of such increases. Pursuant to this calculation, as of March 23, 2001 there were 1,187,482 shares reserved for issuance under the plan. As of that date, we had granted options to purchase 1,026,000 shares of common stock under the plan, and no shares have been issued upon exercise of those options. As of March 23, 2001, there were 161,482 shares available for grant under the plan. The maximum number of shares covered by awards granted to any individual in any year may not exceed 25% of the total number of shares that may be issued under the plan.

         Options granted under the plan may be either incentive stock options, as defined under the Internal Revenue Code, or nonqualified options. The expiration date, maximum number of shares purchasable, vesting provisions, and any other provisions of options granted under the plan will be established at the time of grant. The plan administrator will set the term of each option, but no options may be granted for terms of greater than ten years. Options will vest and become exercisable in whole or in one or more installments at such time as may be determined by the plan administrator. Any unvested options will automatically vest and become exercisable upon a change of control of our company.

         The plan includes an automatic grant program that automatically grants options to our non-employee directors. Under the automatic grant program, each non-employee serving on our board of directors on the date that the plan was approved by our shareholders received options to acquire 8,000 shares of our common stock. Each subsequent newly elected non-employee member of our board of directors will receive an option to acquire 10,000 shares of common stock on the date of his or her first appointment or election to our board of directors. In addition, an option to acquire 8,000 shares of common stock will be granted to each non-employee director at the meeting of our board of directors held immediately after each annual meeting of shareholders in subsequent years. A non-employee member of our board of directors will not be eligible to receive this annual grant if the grant date of such annual grant would be within 90 days of the date on which the non-employee member received his or her initial grant. Each initial grant will vest and become exercisable immediately on the date of grant.

EMPLOYEE STOCK PURCHASE PLAN

         During 1999, our board of directors adopted and our shareholders approved our 1999 Employee Stock Purchase Plan, or ESPP. The ESPP is intended to provide an opportunity for our employees to acquire a proprietary interest in our company by purchasing shares of our common stock through voluntary payroll deductions. Under the ESPP, eligible employees may purchase shares of our common stock at a purchase price per share equal to the lower of (a) 85% of the closing price of our common stock on the offering commencement date, or (b) 85% of the closing price of our common stock on the offering termination date. The purchase price is to be paid through periodic payroll deductions not to exceed 15% of the participant's earnings during each six-month offering period. An employee may not participate in the ESPP if the purchase would cause him or her to own 5% or more of our company's combined voting power or value of our common stock. Also, no participant may purchase more than $25,000 worth of common stock annually.

         The ESPP provides for successive six-month offering periods. In each of the nine years beginning on February 1, 2000 and ending on January 31, 2009, there will be two six-month offerings commencing on February 1 and August 1 of each year and ending on the following July 31 or January 31, respectively.

         We have reserved 200,000 shares of our common stock for issuance under the ESPP. That number will automatically increase on the first day of each fiscal year beginning with the fiscal year beginning on October 1,

2001. The annual increase will be equal to the lesser of (a) 200,000 shares or
(b) 1% of our outstanding shares on the last day of our prior fiscal year. Our board of directors may reduce the number of shares to be automatically added if the directors determine that the automatic increase will be too large relative to the anticipated number of share purchases under the ESPP. Under this formula, a maximum of 1,800,000 shares of common stock may be issued under the ESPP.

         The purchase right of a participant will terminate automatically in the event the participant ceases to be an employee of our company or one of our subsidiaries, and any payroll deductions collected from such individual during the six-month period in which such termination occurs will be refunded. However, in the event of the participant's disability or death, such payroll deductions may be applied to the purchase of the common stock on the next purchase date.

LIMITATION OF DIRECTORS' LIABILITY; INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES, AND AGENTS

         Our Articles of Incorporation eliminate the personal liability of any director of our company to us or our shareholders for money damages for any action taken or failure to take any action as a director of our company, to the fullest extent allowed by the Arizona Business Corporation Act. Under the Business Corporation Act, directors of our company will be liable to our company or our shareholders only for (a) the amount of a financial benefit received by the director to which the director is not entitled; (b) an intentional infliction of harm on our company or our shareholders; (c) certain unlawful distributions to shareholders; and (d) an intentional violation of criminal law. The effect of these provisions in the articles is to eliminate the rights of our company and our shareholders (through shareholders' derivative suits on behalf of our company) to recover money damages from a director for all actions or omissions as a director (including breaches resulting from negligent or grossly negligent behavior) except in the situations described in clauses (a) through
(d) above. These provisions do not limit or eliminate the rights of our company or any shareholder to seek non-monetary relief such as an injunction or rescission in the event of a breach of a director's duty of care.

         Our Articles of Incorporation require us to indemnify and advance expenses to any person who incurs liability or expense by reason of such person acting as a director of our company, to the fullest extent allowed by the Business Corporation Act. This indemnification is mandatory with respect to directors in all circumstances in which indemnification is permitted by the Business Corporation Act, subject to the requirements of the Business Corporation Act. In addition, we, in our sole discretion, may indemnify and advance expenses, to the fullest extent allowed by the Business Corporation Act, to any person who incurs liability or expense by reason of such person acting as an officer, employee, or agent of our company, except where indemnification is mandatory pursuant to the Business Corporation Act, in which case we are required to indemnify such persons to the fullest extent required by the Business Corporation Act.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         Since the beginning of the last fiscal year, we paid fees of $37,500 to Anderson Bauman Tourtelott Vos & Co. for consulting services. Edward J. Bauman, a director of our company, is an officer and principal owner of that firm.

             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

OVERVIEW AND PHILOSOPHY

         Our board of directors has appointed a Compensation Committee, consisting of non-employee members of our board of directors, which makes decisions on the compensation of our executive officers. The Compensation Committee makes every effort to ensure that the compensation plan is consistent with our company's values and is aligned with our company's business strategy and goals.

         Our compensation program for executive officers consists primarily of base salary, annual discretionary bonuses, and long-term incentives in the form of stock options. Executives also participate in various other benefit plans, including medical and retirement plans, that generally are available to all of our employees.

         Our philosophy is to pay base salaries to executives at levels that enable us to attract, motivate, and retain highly qualified executives. The bonus program is designed to reward individuals for performance based on our financial results as well as the achievement of personal and corporate objectives that contribute to our long-term success in building shareholder value. Stock option grants are intended to result in minimal or no rewards if the price of our common stock does not appreciate, but may provide substantial rewards to executives as our shareholders in general benefit from stock price appreciation.

         We follow a subjective and flexible approach rather than an objective or formula approach to compensation. Various factors, as discussed below, receive consideration without any particular weighting or emphasis on any one factor. In establishing compensation for the fiscal year ended September 30, 2000, the Compensation Committee took into account, among other things, our financial results, compensation paid in prior years, and compensation of executive officers employed by companies of similar size in similar industries.

BASE SALARY

         Base salaries for executive positions are established relative to our financial performance and comparable positions in similarly sized companies. From time to time, we may use competitive surveys and outside consultants to help determine the relevant competitive pay levels. We target base pay at the level required to attract and retain highly qualified executives. In determining salaries, the Compensation Committee also takes into account individual experience and performance, salary levels relative to other positions within our company, and specific needs particular to our company.

         The Compensation Committee reviews salaries recommended by our Chief Executive Officer for executive officers other than the Chief Executive Officer. In formulating these recommendations, the Chief Executive Officer considers our overall performance and conducts an informal evaluation of individual officer performance. Final decisions on any adjustments to the base salary for executives other than the Chief Executive Officer are made by the Compensation Committee in conjunction with the Chief Executive Officer. The Compensation Committee's evaluation of the recommendations by the Chief Executive Officer considers the same factors outlined above and is subjective, with no particular weight assigned to any one factor. After reviewing the Chief Executive Officer's recommendations, the Compensation Committee approved base salary increases for our executive officers during fiscal 2000 as a result of increased responsibilities of our executive officers.

ANNUAL DISCRETIONARY BONUSES

         Annual discretionary bonuses are based on our financial performance and the efforts of our executives. Performance is measured based on profitability and revenue and the successful achievement of functional and personal goals. The Compensation Committee reviews discretionary bonuses recommend by the Chief Executive Officer for executive officers other than the Chief Executive Officer. In formulating these recommendations, the Chief Executive Officer takes into consideration our achievement of sales, net income, and other performance criteria as well as individual responsibility, performance, and compensation levels. The Compensation Committee reviews these recommendations with the Chief Executive Officer and makes final adjustments to the discretionary bonus amounts. The Compensation Committee's evaluation of the factors described above is subjective, with no particular weight being assigned to any one factor. During the first and second quarters of fiscal 2000, we paid incentive bonuses to our executive officers for their performance during fiscal 1999.

STOCK OPTION GRANTS

         We strongly believe in utilizing grants of stock options to tie executive rewards directly to our long-term success and increases in shareholder value. Stock option grants also will enable our executives to develop and maintain a significant ownership position in our common stock. The amount of options granted takes into account options previously granted to an individual. During fiscal 2000, we granted options to acquire an aggregate of 215,000 shares of common stock to certain key employees of our company. These option grants included options to acquire 50,000, 100,000, 25,000, and 40,000 shares of common stock to Messrs. Wagenhals, Martin, and Bickford and Ms. Volosin, respectively, at exercise prices ranging from $5.43 to $10.31 per share.

OTHER BENEFITS

         Executive officers are eligible to participate in benefit programs designed for all full-time employees of our company. These programs include medical insurance, a qualified retirement program allowed under Section 401(k) of the Internal Revenue Code, and life insurance coverage.

CHIEF EXECUTIVE OFFICER COMPENSATION

         The Compensation Committee considers the same factors as outlined above with respect to our other executive officers in evaluating the base salary, incentive bonus, and other compensation of Fred W. Wagenhals, our Chairman of the Board, President, and Chief Executive Officer. The Compensation Committee's evaluation of Mr. Wagenhals' base salary and incentive bonus is subjective, with no particular weight assigned to any one factor. At his request, Mr. Wagenhals did not receive a bonus for fiscal 2000.

COMPLIANCE WITH INTERNAL REVENUE CODE SECTION 162(m)

         Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public companies for compensation in excess of $1.0 million paid to each of any publicly held corporation's chief executive officer and four other most highly compensated executive officers. Qualifying performance-based compensation is not subject to the deduction limit if certain requirements are met. We believe that our compensation arrangements with our executive officers will not exceed the limits on deductibility during the current fiscal year.

         This report has been furnished by the members of the Compensation Committee of the Board of Directors of Action Performance Companies, Inc.

          Jack M. Lloyd
          Edward J. Bauman

                          REPORT OF THE AUDIT COMMITTEE
                            OF THE BOARD OF DIRECTORS

         Our board of directors has appointed an Audit Committee, currently consisting of two directors as of the date of this proxy statement. All of the members of the committee are "independent" of our company and management, as that term is defined in the Nasdaq listing standards.

         The primary responsibility of the committee is to oversee our company's financial reporting process on behalf of our board of directors. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. The independent auditors are responsible for auditing our financial statements and expressing an opinion on the conformity of those audited financial statement with generally accepted accounting principles in the United States.

         In fulfilling its oversight responsibilities, the committee reviewed the audited financial statements with management and the independent auditors. The committee discussed with the independent auditors the matters required to be discussed by Statement of Auditing Standards No. 61. This included a discussion of the auditors' judgments as to the quality, not just the acceptability, of the company's accounting principles and such other matters as are required to be discussed with the committee under generally accepted auditing standards. In addition, the committee received from the independent auditors written disclosures and the letter required by Independence Standards Board Standard No.
1. The committee also discussed with the independent auditors the auditors' independence from management and the company, including the matters covered by the written disclosures and letter provided by the independent auditors.

         The committee discussed with the company's independent auditors the overall scope and plans for their audits. The committee meets with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluation of the company, the internal controls, and the overall quality of the financial reporting. The committee held two meetings during fiscal 2000.

         Based on the reviews and discussions referred to above, the committee recommended to our board of directors, and our board approved, that the audited financial statements be included in the Annual Report on Form

10-K for the year ended September 30, 2000 for filing with the Securities and Exchange Commission. The committee and our board of directors also have recommended, subject to stockholder approval, the selection of the company's independent auditors. See "Ratification of Appointment of Independent Auditors."

         Our board of directors has adopted a written charter for the Audit Committee. A copy of that charter is included as "Appendix A" to this proxy statement.

April 5, 2001

                                    Jack M. Lloyd
                                    Edward J. Bauman

           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         During the fiscal year ended September 30, 2000, our Compensation Committee consisted of Jack M. Lloyd, Edward J. Bauman, and a former director. None of such individuals had any contractual or other relationships with our company during such fiscal year except as directors.

             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Exchange Act requires our directors, officers, and persons who own more than 10% of a registered class of our equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Directors, officers, and greater than 10% shareholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. Based solely upon our review of the copies of such forms that we received during the fiscal year ended September 30, 2000, and written representations that no other reports were required, we believe that each person who at any time during such fiscal year was a director, officer, or beneficial owner of more than 10% of our common stock complied with all Section 16(a) filing requirements during such fiscal year except that (a) R. David Martin filed a late Form 3 with respect to his election as an officer, and (b) Fred W. Wagenhals filed a late Form 4 covering one transaction.

                                PERFORMANCE GRAPH

         The following line graph compares cumulative total shareholder returns for (a) our common stock; (b) the Standard & Poor's SmallCap 600 Index; and (c) the Russell 2000 Index. At this time, we do not believe we can reasonably identify an industry peer group. We have instead selected the Russell 2000, which includes companies with similar market capitalizations to ours, as a comparative index for purposes of complying with certain requirements of the SEC.

         The graph assumes an investment of $100 in each of our common stock, the SmallCap 600, and the Russell 2000 of $100 on September 30, 1995. The graph covers the period from October 1, 1995 through the fiscal year ended September 30, 2000. The calculation of cumulative shareholder return for the SmallCap 600 and the Russell 2000 includes reinvestment of dividends. The calculation of cumulative shareholder return on our common stock does not include reinvestment of dividends because we did not pay dividends during the measurement period. The performance shown is not necessarily indicative of future performance.



                                                                 Cumulative Total Return
                                            -------------------------------------------------------------------------
                                              9/95          9/96         9/97         9/98          9/99         9/00
ACTION PERFORMANCE COMPANIES, INC.          100.00        151.47       342.65       317.65        247.79        40.45
S & P SMALLCAP 600                          100.00        115.31       157.94       133.70        157.15       195.14
RUSSELL 2000                                100.00        113.13       150.68       122.03        145.30       179.28

            SECURITY OWNERSHIP OF PRINCIPAL SHAREHOLDERS, DIRECTORS,
                                  AND OFFICERS

         The following table sets forth certain information regarding the shares of our outstanding common stock beneficially owned as of March 23, 2001 by (i) each director; (ii) the executive officers set forth in the Summary Compensation Table under the section entitled "Executive Compensation;" (iii) all of our directors and executive officers as a group; and (iv) each other person who is known by us to beneficially own or to exercise voting or dispositive control over more than 5% of our common stock.

                                                           NUMBER OF SHARES
NAME AND ADDRESS OF                                         AND NATURE OF                APPROXIMATE PERCENTAGE
BENEFICIAL OWNER(1)                                    BENEFICIAL OWNERSHIP(2)          OF OUTSTANDING SHARES(2)
-------------------                                    -----------------------          ------------------------
DIRECTORS AND EXECUTIVE OFFICERS
Fred W. Wagenhals...........................                 2,099,599(3)                          13.0%
R. David Martin.............................                     2,414(4)                           *
Melodee L. Volosin..........................                    46,225(5)                           *
John S. Bickford, Sr........................                    62,341(6)                           *
Jack M. Lloyd...............................                    40,000(7)                           *
Edward J. Bauman............................                    28,000(8)                           *
Tod J. Wagenhals............................                   133,955(9)                           *
Christopher S. Besing.......................                     2,500(10)                          *
Herbert M. Baum.............................                    10,000(11)                          *
Lowell L. Robertson.........................                         -                              -
All directors and executive officers as a
   group (consisting of eight current and two
   previous directors and officers).........                 2,425,034                             14.8%

NON-MANAGEMENT 5% SHAREHOLDERS
Lisa K. Wagenhals...........................                 1,963,600(12)                         12.3%
Strong Capital Management, Inc.(13).........                 2,347,089(13)                         14.7%
Barrow, Hanley, Mewhinney & Strauss, Inc.(14)                1,514,150(14)                          9.5%

-------------------
* Less than 1%

(1) Each person named in the table has sole voting and investment power with respect to all common stock beneficially owned by him or her, subject to applicable community property law, except as otherwise indicated. Except as otherwise indicated, each person may be reached at 4707 East Baseline Road, Phoenix, Arizona 85040.

(2) The percentages shown are calculated based upon 16,002,029 shares of common stock outstanding on March 23, 2001. The numbers and percentages shown include the shares of common stock actually owned as of March 23, 2001 and the shares of common stock that the identified person or group had the right to acquire within 60 days of such date. In calculating the percentage of ownership, all shares of common stock that the identified person or group had the right to acquire within 60 days of March 23, 2001 upon the exercise of options are deemed to be outstanding for the purpose of computing the percentage of the shares of common stock owned by such person or group, but are not deemed to be outstanding for the purpose of computing the percentage of the shares of common stock owned by any other person.

(3) Represents 1,963,600 shares of common stock and vested options to acquire 135,999 shares of common stock. Mr. Wagenhals shares voting and dispositive power with his spouse with respect to the 1,963,600 shares of common stock. See footnote 12.

(4) Represents 2,000 shares of common stock and 414 shares of common stock issuable upon conversion of subordinated notes.

(5) Represents 2,500 shares of common stock and vested options to acquire 43,725 shares of common stock.

(6) Represents 12,343 shares of common stock and vested options to acquire 49,998 shares of common stock.

(7)      Represents vested options to acquire 40,000 shares of common stock.

(8) Represents 2,000 shares of common stock and vested options to acquire 26,000 shares of common stock.

(9) Represents 3,956 shares of common stock and vested options to acquire 129,999 shares of common stock.

(10)     Represents 2,500 shares of common stock.

(11)     Represents vested options to acquire 10,000 shares of common stock.

(12) Represents 1,963,600 shares of common stock over which Ms. Wagenhals shares voting and dispositive power with Fred W. Wagenhals. See footnote 3.

(13) Represents 2,150,035 shares of common stock and 197,054 shares of common stock issuable upon conversion of subordinated notes beneficially owned by Strong Capital Management, Inc. and Richard S. Strong, Chairman of the Board and principal shareholder of Strong Capital. Strong Capital has discretionary dispositive power over its clients' securities and in some instances has voting power over such securities. Any and all discretionary authority which has been delegated to Strong Capital may be revoked in whole or in part at any time. The address of Strong Capital Management, Inc. is 100 Heritage Reserve, Menomonee Falls, Wisconsin, 53051.

(14) Represents 1,514,150 shares beneficially owned by Barrow, Hanley, Mewhinney & Strauss, Inc. Barrow has sole voting and dispositive power over all such shares. The address of Barrow, Hanley, Mewhinney & Strauss, Inc. is One McKinney Plaza, 3232 McKinney Avenue, 15th Floor, Dallas, Texas 75204-2429.

               RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

         Aggregate fees billed to our company for the fiscal year ended September 30, 2000 by our principal accounting firm, Arthur Andersen LLP, are as follows:

         Audit Fees.....................................................................     $  402,325
         Financial Information Systems Design and Implementation Fees...................     $       --
         All Other Fees.................................................................     $  260,558

         Our board of directors has appointed Arthur Andersen LLP, independent public accountants, to audit our consolidated financial statements for the fiscal year ending September 30, 2001 and recommends that the shareholders vote in favor of the ratification of such appointment. In the event of a negative vote on such ratification, our board of directors will reconsider its selection. We anticipate that representatives of Arthur Andersen LLP will be present at the meeting. These representatives will have the opportunity to make a statement if they desire and will be available to respond to appropriate questions.

                  DEADLINE FOR RECEIPT OF SHAREHOLDER PROPOSALS

         Shareholder proposals that are intended to be presented by such shareholders at our annual meeting of shareholders to be held during calendar 2002 must be received by us no later than December 6, 2001, in order to be included in the proxy statement and form of proxy relating to such meeting. Pursuant to Rule 14a-4 under the Exchange Act, we intend to retain discretionary authority to vote proxies with respect to shareholder proposals for which the proponent does not seek to have us include the proposed matter in the proxy statement for the annual meeting to be held during calendar 2002, except in circumstances where (a) we receive notice of the proposed matter no later than February 19, 2002, and (b) the proponent complies with the other requirements set forth in Rule 14a-4.

                                  OTHER MATTERS

         We know of no other matters to be submitted to the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed proxy card to vote the shares they represent as our Board of Directors may recommend.


                                                            Dated: April 5, 2001

                                   APPENDIX A

                        CHARTER OF THE AUDIT COMMITTEE OF
                       ACTION PERFORMANCE COMPANIES, INC.



PURPOSE AND SCOPE

This Charter governs the operations of the Audit Committee (the "Committee") of the Board of Directors (the "Board") of Action Performance Companies, Inc., an Arizona corporation (the "Company"). The purpose of the Committee is to assist the Board in fulfilling its responsibilities to oversee:

         - the financial reports and other financial information provided by the Company to any governmental or regulatory body, the public, or any other user of such financial statements;

         - the Company's systems of internal accounting and financial controls;

         - the independence and performance of the Company's outside auditors; and

         - compliance by the Company with any legal compliance and ethics programs as may be established by the Board and the Company's management from time-to-time.

In fulfilling its obligations, the Committee shall maintain free and open communications between the Committee and the Company's:

         -        independent auditors,

         -        internal accounting staff, and

         -        management.

In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities, and personnel of the Company. The Committee is authorized to retain outside or special counsel, auditors, accounting or other consultants, experts, and professionals for this purpose.

The Committee may request any officer or employee of the Company or the Company's outside counsel or independent auditors to attend a meeting of the Committee or to meet with any members of, or consultants or advisors to, the Committee.

The Committee shall review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval. This Charter shall be published as an appendix to the Company's Proxy Statement for the Company's annual meeting of shareholders to the extent required by the rules and regulations of the Securities and Exchange Commission.

MEMBERS OF THE COMMITTEE

The Committee shall be comprised of at least three members of the Board. The members of the Committee shall meet all "independence" and qualification requirements of the rules and regulations of the Nasdaq Stock Market, as such rules and regulations may be amended or supplemented from time-to-time. Accordingly, each member of the Committee must be a director who:

         - has no relationship to the Company that may interfere with the exercise of his or her independent judgment in carrying out the responsibilities of a director; and

         - is able to read and understand fundamental financial statements, including a company's balance sheet, income statement, and cash flow statement, or will become able to do so within a reasonable period of time after appointment to the Committee.

In addition, at least one member of the Committee must have past employment experience in finance or accounting, professional certification in accounting, or other comparable experience or background that results in such individual's financial sophistication including, but not limited to, being or having been a chief executive officer, chief financial officer, or other senior officer with financial oversight responsibilities.

Under exceptional and limited circumstances, however, one director who is not independent as defined in the rules and regulations of the Nasdaq Stock Market and who is not a current employee or an immediate family member of an employee of the Company may serve as a member of the Committee, provided that:

         - the Board determines that membership by the individual on the Committee is required by the best interests of the Company and its shareholders, and

         - the Company complies with all other requirements of the rules and regulations of the Nasdaq Stock Market with respect to non-independent members of the Committee, as such rules and regulations may be amended or supplemented from time-to-time.

KEY RESPONSIBILITIES AND PROCESSES

The primary responsibility of the Committee is to oversee the Company's financial reporting process on behalf of the Board and to report the results of the Committee's activities to the Board. The Committee recognizes that management shall be responsible for preparing the Company's financial statements and the independent auditors shall be responsible for auditing those financial statements. The functions set forth below shall be the principal recurring activities of the Committee in carrying out its oversight function. In carrying out its responsibilities, however, the Committee shall remain flexible in order to best react to changing conditions and circumstances. The following functions are set forth as a guide with the understanding that the Committee may deviate from this guide and supplement these functions as the Committee deems appropriate under the circumstances.

1. The Committee shall have a clear understanding with management and the independent auditors that the independent auditors are ultimately accountable to the Board and the Committee, as representatives of the Company's shareholders. The Committee and the Board shall have the ultimate authority and responsibility to select (or to nominate for shareholder approval) the independent auditors, to approve the fees to be paid to the independent auditors, to evaluate the performance of the independent auditors, and, if appropriate, to replace the independent auditors.

2. The Committee shall discuss with management and the independent auditors the overall scope and plans for the audit, including the adequacy of staffing and the compensation to be paid to the independent auditors. The Committee also shall discuss with management and the independent auditors the adequacy and effectiveness of the Company's accounting and financial controls, including the Company's system to monitor and manage business risk, as well as legal and ethical compliance programs. To the extent the Committee deems it to be necessary, the Committee shall meet separately with the internal accounting staff and the independent auditors, with or without management present, as well as the Company's Chief Financial Officer and other management personnel, to discuss the results of the Committee's examinations.

3.       The Committee shall:

         - ensure that the independent auditors submit annually a formal written statement delineating all relationships between the independent auditors and the Company, consistent with Independence Standards Board Standard No. 1, as such standard may be amended or supplemented from time to time;

         - discuss with the independent auditors any such relationships or services provided by the independent auditors and their impact on the objectivity and independence of the independent auditors; and

         - recommend that the Board take appropriate action to oversee the independence of the independent auditors.

4. If so requested by the independent auditors or the Company's management, prior to the filing of the Company's Quarterly Report on Form 10-Q the Committee (as a whole or acting through the Committee chair) shall:

         - review the interim financial statements with management and the independent auditors, and

         - discuss the results of the quarterly review and any other matters required to be communicated to the Committee by the independent auditors under generally accepted auditing standards, including Statement of Auditing Standards ("SAS") No. 71, as such may be amended or supplemented from time to time.

5. The Committee shall review with management and the independent auditors the financial statements to be included in the Company's Annual Report on Form 10-K (or the Annual Report to Shareholders if distributed prior to the filing of the Form 10-K), including the auditors' judgment about the quality, not just acceptability, of the Company's accounting principles, the consistency of the Company's accounting policies and their application, and the clarity and completeness of the Company's financial statements and related disclosures. The Committee also shall discuss the results of the annual audit and any other matters required to be communicated to the Committee by the independent auditors under generally accepted auditing standards, including SAS No. 61, as such may be amended or supplemented.

6. The Committee shall prepare the report required by the rules of the Securities and Exchange Commission to be included in the Company's Proxy Statement to be delivered to shareholders in connection with the Company's annual meeting of shareholders.

7. The Committee shall review with the independent auditors any problems or difficulties the auditors may have encountered and any management letter provided by the independent auditors and the Company's response to that letter. Such review should include:

         - any difficulties encountered in the course of the audit work, including any restrictions on the scope of activities or access to required information;

         -        any changes required in the planned scope of the audit; and

         -        any proposed material audit adjustments.

8. The Committee shall meet annually (or more frequently if requested to do so by management) with management to review the Company's major financial risk exposures and the steps management has taken to monitor and control such exposures.

9. The Committee shall review significant changes to the Company's auditing and accounting principles and practices as suggested by the independent auditors or management.

With respect to the foregoing responsibilities and processes, the Committee recognizes that the Company's financial management, including its internal audit staff, as well as the independent auditors, have more time, knowledge, and more detailed information regarding the Company than do Committee members. Consequently, in discharging its oversight responsibilities, the Committee will not provide or be deemed to provide any expertise or special assurance as to the Company's financial statements or any professional certification as to the independent auditors' work. While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditors. Nor is it the duty of the Committee to conduct investigations, to resolve disagreements, if any, between management and the independent auditors, or to assure compliance with laws and regulations and the Company's internal policies and procedures.

Dated:  June 12, 2000

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


                       ACTION PERFORMANCE COMPANIES, INC.

                       2001 ANNUAL MEETING OF SHAREHOLDERS

         The undersigned shareholder of ACTION PERFORMANCE COMPANIES, INC., an Arizona corporation (the "Company"), hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement of the Company, each dated April 5, 2001, and hereby appoints Fred W. Wagenhals and R. David Martin, and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2001 Annual Meeting of Shareholders of ACTION PERFORMANCE COMPANIES, INC., to be held on Monday, May 7, 2001, at 9:00 a.m., local time, at The Fiesta Inn, 2100 S. Priest Drive, Tempe, Arizona 85282, and at any adjournment or adjournments thereof, and to vote all shares of common stock that the undersigned would be entitled to vote if then and there personally present on the matters set forth on the reverse side of this proxy card.

[X]    PLEASE MARK YOUR VOTES AS IN THIS EXAMPLE

                                                              WITHHOLD
                              FOR all nominees               AUTHORITY
                           listed at right (except     to vote for all nominees
                                as indicated)              listed at right            NOMINEES:
1.       ELECTION
         OF                       [  ]                          [  ]                    Fred W. Wagenhals
         DIRECTORS:                                                                     R. David Martin
                                                                                        Melodee L. Volosin
                                                                                        John S. Bickford, Sr.
                                                                                        Jack M. Lloyd
If you wish to withhold authority to vote for any                                       Edward J. Bauman
individual nominee, strike a line through that nominee's                                Herbert M. Baum
name in the list at right.                                                              Lowell L. Robertson

2. Proposal to ratify the appointment of Arthur Andersen LLP as the independent auditors of the Company for the fiscal year ending September 30, 2001.

         [  ]  FOR                    [  ]  AGAINST                [  ]  ABSTAIN

and upon such matters that may properly come before the meeting or any adjournment or adjournments thereof.

THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR THE ELECTION OF DIRECTORS; FOR THE RATIFICATION OF THE APPOINTMENT OF ARTHUR ANDERSEN LLP AS THE INDEPENDENT AUDITORS OF THE COMPANY; AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY COME BEFORE THE MEETING.

A majority of such attorneys-in-fact or substitutes as shall be present and shall act at said meeting or any adjournment or adjournments thereof (or if only one shall be present and act, then that one) shall have and may exercise all of the powers of said attorneys-in-fact hereunder.

   SIGN, DATE, AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

Signature ___________________________ , ____________________________  Dated: ________________ , 2001
                                         Signature if held jointly

NOTE: (THIS PROXY SHOULD BE DATED, SIGNED BY THE SHAREHOLDER(S) EXACTLY AS HIS OR HER NAME APPEARS HEREON, AND RETURNED PROMPTLY IN THE ENCLOSED ENVELOPE. PERSONS SIGNING IN A FIDUCIARY CAPACITY SHOULD SO INDICATE. IF SHARES ARE HELD BY JOINT TENANTS OR AS COMMUNITY PROPERTY, BOTH SHAREHOLDERS SHOULD SIGN.)